Exhibit 2.2

January 9, 2015

Cummings Acquisition, Inc.

175 Sully’s Trail

Pittsford, NY 14534

Attention: Polly Sack

Facsimile: (585) 248-9562

VIA FACSIMILE

Dear Ms. Sack,

Reference is made to (i) that certain Asset Purchase Agreement, dated as of November 20, 2014 (the “Agreement”), by and among the Sellers party thereto (the “Sellers” or “we”), and Cummings Acquisition, Inc. a Delaware corporation (the “Purchaser” or “you”), and (ii) that certain Disclosure Schedule to the Agreement, dated as of November 20, 2014 (the “Sellers Disclosure Schedules”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

Pursuant to our discussions, the Purchaser has agreed to assume certain obligations of the Sellers in connection with the Closing as further set forth herein.

1.	A new term shall be added to Section 1.1 of the Agreement as follows:

““Advantage Agreements” shall mean (i) that certain Consolidated Amended and Restated Credit Agreement dated January 6, 2012 among Halifax Media, Advantage Capital Community Development Fund XXVIII, L.L.C., a Delaware limited liability company (as successor by merger to Advantage Capital Community Development Fund XXX, L.L.C., a Delaware limited liability company), and Florida Community Development Fund II, L.L.C., a Delaware limited liability company, as amended pursuant to that certain First Amendment to Consolidated Amended and Restated Credit Agreement dated June 27, 2012 and that certain Second Amendment to Consolidated Amended and Restated Credit Agreement, dated June 18, 2013, and all rights and obligations thereunder and related thereto, and (ii) that certain Credit Agreement dated June 18, 2013 between Halifax Alabama, LLC and Southeast Community Development Fund V, L.L.C, and all rights and obligations thereunder and related thereto.”

2.	The definition of “Base Cash Consideration” as set forth in Section 1.1 of the Agreement shall be amended in its entirety as follows:

““Base Cash Consideration” means $261,966,250.”

3.	The definition of “Working Capital” as set forth in Section 1.1 of the Agreement shall be amended in its entirety as follows:

““Working Capital” means, as at a specified date and without duplication, an amount equal to (a) the sum of all accounts and notes receivable (net), inventories (net), current prepaid assets and other current assets of the Business (including any premiums related to the group health plan(s) covering any Business Employees that are prepaid by the Sellers), other than the Excluded Assets (the “Current Assets”), minus (b) the sum of all accounts and notes payable (excluding any amounts (i) that are miscellaneous non-trade payables or (ii) that are abandoned property), accrued payroll, accrued paid time off, unexpired subscriptions and other current liabilities of the Business, other than the Excluded Liabilities (the “Current Liabilities”). Working Capital shall be calculated as set forth on Section 1.1(d) of the Sellers Disclosure Schedule. For the avoidance of doubt, Working Capital as of the Closing Date shall not include any liabilities with respect to any costs and expenses incurred by the Sellers in connection with this Agreement and the transactions contemplated hereby (including any legal, accounting, financial advisory, consulting and all other fees and expenses of third parties in connection therewith), all of which shall be Excluded Liabilities that are retained by the Sellers. Additionally, and also for the avoidance of doubt, Working Capital as of the Closing Date shall not include any Liabilities in respect of the Advantage Agreements.”

4.	Subsection (c) of Section 2.3 of the Agreement shall be amended in its entirety as follows:

“(c) all Liabilities of the Sellers under the Permitted Liens to the extent such Permitted Liens secure an Assumed Liability set forth in Sections 2.3(a)-(f) or 2.3(h) or are covered by any title policy obtained by the Purchaser from the Title Company;”

5.	Subsections (f) and (g) of Section 2.3 of the Agreement shall be amended in their entirety, and a new subsection (h) of Section 2.3 of the Agreement shall be added, as follows:

“(f) all Post-Closing Environmental Liabilities;

(g) all obligations relating to the Sellers’ obligation to provide COBRA continuation coverage from and after the Closing Date (or if later, the date of Sellers’ termination of its group health plans) with respect to any “M&A qualified beneficiary” as defined in Treasury Regulation section 54.4980B-9, Q&A-4, which obligations shall be assumed by the Purchaser pursuant to Treasury regulations section 54.4980B-9, Q&A-8(c); and

(h) all Liabilities in respect of the Advantage Agreements required to be performed after the Closing Date.”

6.	Subsection (h) of Section 2.4 of the Agreement shall be amended in its entirety as follows:

“(h) other than any Liability assumed by the Purchaser pursuant to Section 2.4(h), any indebtedness for borrowed money or guarantees thereof outstanding as of the Closing Date, other than current accounts payable or accrued expenses of the Sellers Relating to the Business incurred or accrued in the ordinary course of business, except to the extent taken into account in the computation of Closing Working Capital;”

7.	Subsections (f) and (g) of Section 3.3 of the Agreement shall be amended in their entirety, and a new subsection (h) of Section 3.3 of the Agreement shall be added, as follows:

“(f) the terms of offers of employment referred to in Section 6.8(b);

(g) the certificate referred to in Section 7.3(c); and

(h) any and all documentation, including any agreements or instruments of assumption and/or transfer, required for the Purchaser to assume all rights and obligations under the Advantage Agreements and to release any relevant Seller from the same.”

8.	Subsection (h) of Section 3.2 of the Agreement shall be amended in its entirety as follows:

“(h) subject to the Sellers Title Cure Right, such other documents as may be customarily or reasonably required by the Title Company (which shall be delivered to the Title Company) or as may be agreed upon by the Sellers and the Purchaser to consummate (i) the purchase of the Owned Real Property and (ii) the delivery of owner’s title policies for the Owned Real Property listed on Section 7.2(g) of the Sellers Disclosure Schedule and Leased Real Property listed on Section 6.19(c) of the Sellers Disclosure Schedule (provided, however, that the delivery of the owner’s policies with respect to the Leased Real Property shall not be a condition to any party’s obligation to the Closing in accordance with Section 7.2(g)) subject to the matters set forth in the Title Commitments (other than Liens with respect to Funded Indebtedness and/or with respect to the Advantage Agreements) together with such endorsements and extended and affirmative coverages as may reasonably be required by the Purchaser and the Lenders;”

9.	Subsection (c) of Section 6.19 of the Agreement shall be amended in its entirety as follows:

“(c) The Sellers shall cooperate reasonably (at no cost to the Sellers) with the Purchaser and the Title Company (including without limitation by promptly executing and delivering such customary and reasonable documents requested by the Purchaser or the Title Company) in order to permit the Purchaser to obtain owner’s title policies for the Owned Real Property listed on Section 7.2(g) of the Seller Disclosure Schedule and Leased Real Property listed on Section 6.19(c) of the Sellers Disclosure Schedule subject to the matters set forth in the Title Commitments (other than Liens with respect to Funded Indebtedness and/or with respect to the Advantage Agreements) together with such endorsements and extended and affirmative coverages as may reasonably be required by the Purchaser and the Lenders.”

10.	Subsection (g) of Section 7.2 of the Agreement shall be amended in its entirety as follows:

“(g) The Title Company is irrevocably committed to issue to the Purchaser or an Affiliate of the Purchaser, as applicable, owner’s title policies for the Owned Real Property listed on Section 7.2(g) of the Sellers Disclosure Schedule, subject only to the matters set forth in the Title Commitments (other than Liens with respect to Funded Indebtedness and/or with respect to the Advantage Agreements) with such endorsements and extended and affirmative coverages as may reasonably be required by the Purchaser and the Lenders. The Sellers shall have the right under this Section 7.2(g), but not the obligation, to cure any defects that could cause the Title Company to refuse to issue any owner’s title policy for any of the Owned Real Property listed on Section 7.2(g) of the Sellers Disclosure Schedule, including payment or other comfort to remove objections or to cause another title company reasonably acceptable to Purchaser to issue the relevant title policy if the Title Company refuses to do so (and which alternative title policy shall satisfy the requirements set forth in this Section 7.2(g)) (collectively, the “Sellers Title Cure Right”).”

11.	Section 10.1 of the Agreement shall be amended to replace the address of the Purchaser with the following:

“If to the Purchaser, to:

Cummings Acquisition, Inc.

175 Sully’s Trail

Pittsford, NY 14534

Attention: Polly Sack

Facsimile: (585) 248-9562”

12.	The parties hereby agree that, notwithstanding anything to the contrary contained in the Agreement, all Liabilities of the Sellers in respect of workers’ compensation (including all Liabilities under that certain Workers’ Compensation and Employer Liability Insurance Policy as of January 6, 2013 issued by Ace American Insurance Company for the benefit of Halifax Media Group, LLC, which Policy shall not be assumed by the Purchaser) shall be Excluded Liabilities. In consideration therefor, at the Closing, the Purchaser shall deliver to the Sellers $700,000 by wire transfer of immediately available funds to the account designated in writing by the Sellers. Notwithstanding the foregoing, the parties hereby agree that a “Workers Comp Reserve” item equal to $1,092,300 shall be included as a Current Liability solely for purposes of the calculation of the Closing Working Capital, which reserve amount shall be subject to no further adjustment.

13.	Section 1.1(f) of the Sellers Disclosure Schedules shall be amended in its entirety as follows:

“Section 1.1(f)

Funded Indebtedness

1.	That certain Revolving Credit and Term Loan Agreement dated October 10, 2013, by and among SunTrust Bank, as Administrative Agent and Issuing Bank, and Halifax Media Holdings LLC, Halifax Media Acquisition LLC, Halifax Alabama, LLC, Halifax Lakeland, LLC, Halifax Louisiana, LLC, Halifax North Carolina, LLC, Halifax North Central Florida, LLC, Halifax Sarasota, LLC, Halifax South Carolina, LLC, Halifax Gaston/Shelby, LLC, Halifax Burlington, LLC, Halifax Eastern North Carolina, LLC, Halifax Northwest Florida, LLC, Halifax Sebring, LLC, and Halifax Leesburg/Clermont, LLC, as borrowers.”

14.	Section 2.2(o) of the Sellers Disclosure Schedules shall be amended by adding new items 4 and 5 as follows:

“4.	The following trademarks and related federal and Florida registrations:

a.	“Complete Phone Book”

b.	“Greater St. Augustine Complete Phone Book””

15.	Section 4.11(b) of the Sellers Disclosure Schedules shall be amended as follows (for the avoidance of doubt, an amended and restated Section 4.11(b) of the Sellers Disclosure Schedule reflecting the relevant amendments contained herein is attached hereto as Exhibit A):

a.	To remove and delete all entries related to “Complete Phone Book” from the table contained in Part A. Trademarks;

b.	To remove and delete all entries related to “Greater St. Augustine Complete Phone Book” from the table contained in Part A. Trademarks; and

c.	To remove and delete the listing of “completephonebook.com” from Part C. Domain Names.

This letter agreement shall be deemed an amendment to the Agreement. Except as expressly set forth herein, nothing in this letter agreement shall constitute a waiver of any party’s rights under the Agreement.

This letter agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile, pdf, or other electronic transmission shall be effective as delivery of a manually executed counterpart to this letter agreement.

Please indicate your acknowledgement of this letter agreement and your acceptance of the terms contained herein by signing where indicated below and returning a copy of the executed signature page pursuant to Section 10.1 of the Agreement.

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Sincerely,

HALIFAX MEDIA GROUP, LLC, a Florida limited liability company		HALIFAX MEDIA HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

HALIFAX MEDIA ACQUISITION LLC, a Delaware limited liability company		HALIFAX RPS, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

RPS PROPERTY HOLDINGS, LLC, a Florida limited liability company		RPS 6TH STREET PROPERTY IV, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

RPS 28TH AVENUE TUSCALOOSA, LLC, a Florida limited liability company		RPS SW 19TH AVENUE ROAD OCALA, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

RPS TAMIAMI TRAIL VENICE, LLC, a Florida limited liability company		RPS BARROW STREET HOUMA, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

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RPS SOUTH 17TH STREET WILMINGTON, LLC, a Florida limited liability company		RPS LOCUST STREET GADSDEN, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

RPS VIRGINIA AVENUE PROPERTY, LLC, a Florida limited liability company		RPS RAILROAD AVENUE PROPERTY, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

RPS GUM BRANCH ROAD PROPERTY, LLC, a Florida limited liability company		RPS STONEBRIDGE STREET PROPERTY, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

RPS N. QUEEN STREET PROPERTY, LLC, a Florida limited liability company		RPS EAST MAIN STREET LEESBURG PROPERTY, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

RPS CHURCH STREET PROPERTY, LLC, a Florida limited liability company		HALIFAX MEDIA ACQUISITION II, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

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HALIFAX MEDIA ACQUISITION III, LLC, a Florida limited liability company		HALIFAX ALABAMA, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

HALIFAX LAKELAND, LLC, a Florida limited liability company		HALIFAX LOUISIANA, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

HALIFAX NORTH CAROLINA, LLC, a Florida limited liability company		HALIFAX NORTH CENTRAL FLORIDA, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

HALIFAX SARASOTA, LLC, a Florida limited liability company		HALIFAX SOUTH CAROLINA, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

HALIFAX LEESBURG/CLERMONT, LLC, a Florida limited liability company		HALIFAX GASTON/SHELBY, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

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HALIFAX EASTERN NORTH CAROLINA, LLC, a Florida limited liability company		HALIFAX BURLINGTON, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

HALIFAX NORTHWEST FLORIDA, LLC, a Florida limited liability company		HALIFAX WORCESTER, LLC, a Florida limited liability company

By:	/s/ Michael Redding	By:	/s/ Michael Redding
Name:	Michael Redding	Name:	Michael Redding
Title:	Authorized Representative	Title:	Authorized Representative

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ACKNOWLEDGED AND AGREED:

CUMMINGS ACQUISITION, INC.

/s/ Mark Maring
Name:	Mark Maring
Title:	V.P., Treasurer

Cc: Cleary Gottlieb Steen & Hamilton LLP, Attention: Benet J. O’Reilly

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